Exhibit 99.2

FINANCIAL STATEMENTS—
FastForward Networks, Inc.
for the twelve month periods ended September 30, 2000 and 1999 with Report of Independent Auditors

FastForward Networks, Inc.

Financial Statements

For the twelve month periods ended September 30, 2000 and 1999

Contents

Page
Report of Independent Auditors	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statements of Stockholders’ Equity	4

Statements of Cash Flows	5

Notes to Financial Statements	F-1

REPORT OF INDEPENDENT AUDITORS

Board of Directors
FastForward Networks, Inc.

             We have audited the accompanying balance sheets of FastForward Networks, Inc. at September 30, 2000 and 1999, and the related statements of operations, stockholders’ equity, and cash flows for the twelve month periods ended September 30, 2000 and 1999 and for the period from inception (May 12, 1998) to September 30, 1998. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FastForward Networks, Inc. at September 30, 2000 and 1999, and the results of its operations and its cash flows for the twelve month periods ended September 30, 2000 and 1999 and for the period from inception (May 12, 1998) to September 30, 1998, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP
October 20, 2000,

except for Note 7, as to which
the date is October 30, 2000

FastForward Networks, Inc.
Balance Sheets

	September 30,

	2000	1999

ASSETS
Current assets:
Cash and cash equivalents	$24,397,326	$2,276,416
Accounts receivable	251,215	—
Prepaid expenses	234,464	29,838
Unbilled receivable	320,719	—
Other current assets	182,320	—

Total current assets	25,386,044	2,306,254

Property and equipment, net	1,474,520	385,013
Security deposit	79,492	81,400
Other assets	19,900	12,900

Total assets	$26,959,956	$2,785,567

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$541,290	$57,906
Accrued expenses and other liabilities	1,182,585	87,713
Capital lease obligations	305,296	—
Equipment loan	33,333	33,333

Total current liabilities	2,062,504	178,952

Long-term liabilities:
Capital lease obligations, less current portion	507,204	—
Equipment loan, less current portion	11,111	47,223

Total liabilities	2,580,819	226,175

Commitments (Note 3)

Stockholders’ equity:
Convertible Preferred Stock, $0.0001 par value; issuable in series; 16,000,000 shares authorized; 15,028,444 and 11,300,000 issued and outstanding at September 30, 2000 and 1999, respectively (aggregate liquidation preference—$36,432,356 at September 30, 2000)	1,503	1,130
Common Stock, $0.0001 par value; 40,000,000 shares authorized; 22,197,030 and 16,294,000 issued and outstanding at September 30, 2000 and 1999, respectively	2,220	889
Additional paid-in capital	88,863,224	4,639,286
Deferred compensation	(44,458,740)	—
Accumulated deficit	(19,980,768)	(2,081,913)
Accumulated other comprehensive loss	(48,302)	—

Total stockholders’ equity	24,379,137	2,559,392

Total liabilities and stockholders’ equity	$26,959,956	$2,785,567

See accompanying notes.

FastForward Networks, Inc.
Statements of Operations

	Twelve months ended September 30,		Period from (inception) May 12, 1998 to September 30,

	2000	1999	1998

Revenue:
License fees	$732,718	$—	$—

Expenses:
Research and development	7,605,172	1,151,301	108,311
Sales and marketing	7,303,236	78,554	—
General and administrative	4,568,559	714,471	80,821

	19,476,967	1,944,326	189,132

Interest income, net	845,394	46,598	4,947

Net loss	$(17,898,855)	$(1,897,728)	$(184,185)

Basic and diluted net loss per Common share	$(2.07)	$(0.76)	$ (—)

Shares used in calculating basic and diluted net loss per Common share	8,637,299	2,485,903	—

See accompanying notes.

FastForward Networks, Inc.
Statements of Stockholders’ Equity
For the period from inception (May 12, 1998) to September 30, 1998 and the twelve month periods ended September 30, 1999 and 2000

	Convertible Preferred Stock

	Series A		Series B		Series C		Common Stock

	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In Capital	Deferred Compensation and Other	Accumulated Deficit	Accumulated Other Income Comprehensive	Total Stockholders’ Equity

Issuance of Common Stock to founders	—	$—	—	$—	—	$—	19,800,000	$990	$—	$—	$—	$—	$990
Issuance of Series A Preferred Stock,net of issuance costs of $21,929	4,100,000	410	—	—	—	—	—	—	1,002,661	—	—	—	1,003,071
Issuance of Series A warrants	—	—	—	—	—	—	—	—	—	—	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(184,185)	—	(184,185)

Balance at September 30, 1998	4,100,000	410	—	—	—	—	19,800,000	990	1,002,661	—	(184,185)	—	819,876
Repurchase of Common Stock from founders	—	—	—	—	—	—	(5,000,000)	(250)	—	—	—	—	(250)
Exercise of Common Stock options, net of repurchase	—	—	—	—	—	—	1,494,000	149	38,545	—	—	—	38,694
Issuance of Series B Preferred Stock, net of issuance costs of $22,000	—	—	7,200,000	720	—	—	—	—	3,577,280	—	—	—	3,578,000
Issuance of Series B warrants	—	—	—	—	—	—	—	—	20,800	—	—	—	20,800
Net loss	—	—	—	—	—	—	—	—	—	—	(1,897,728)	—	(1,897,728)

Balance at September 30, 1999	4,100,000	410	7,200,000	720	—	—	16,294,000	889	4,639,286	—	(2,081,913)	—	2,559,392
Exercise of Common Stock options, net of repurchase	—	—	—	—	—	—	5,903,030	1,331	791,476	—	—	—	792,807
Issuance of Series C Preferred Stock, net of issuance costs of $71,131	—	—	—	—	3,728,444	373	—	—	31,735,852	—	—	—	31,736,225
Issuance of Series C warrants	—	—	—	—	—	—	—	—	24,000	—	—	—	24,000
Deferred stock compensation related to grant of incentive stock options to non-employees	—	—	—	—	—	—	—	—	1,265,358	—	—	—	1,265,358
Deferred stock compensation related to grant of employee stock options	—	—	—	—	—	—	—	—	50,407,252	(50,407,252)	—	—	—
Amortization of deferred stock compensation	—	—	—	—	—	—	—	—	—	5,948,512	—	—	5,948,512
Unrealized loss on short-term investments	—	—	—	—	—	—	—	—	—	—	—	(48,302)	(48,302)
Net loss	—	—	—	—	—	—	—	—	—	—	(17,898,855)	—	(17,898,855)

Balances at September 30, 2000	4,100,000	$410	7,200,000	$720	3,728,444	$373	22,197,030	$2,220	$88,863,224	$(44,458,740)	$(19,980,768)	$(48,302)	$24,379,137

See accompanying notes.

FastForward Networks, Inc.
Statements of Cash Flows

	Twelve months ended September 30,		Period from May 12, 1998 (inception) to September 30,

	2000	1999	1998

Operating activities
Net loss	$(17,898,855)	$(1,897,728)	$(184,185)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	253,289	36,448	1,243
Amortization of warrants issued in connection with long-term debt	17,000	7,900	—
Amortization of deferred stock compensation expense	5,948,512	—	—
Stock compensation for incentive stock options issued to non- employees	1,265,358	—	—
Net changes in operating assets and liabilities:
Accounts receivable	(251,215)	—	—
Prepaid expenses	(204,626)	(17,038)	(12,800)
Unbilled receivable	(320,719)	—	—
Security deposit	1,908	(75,000)	(6,400)
Other current assets	(182,320)	—	—
Accounts payable	483,384	54,466	3,440
Accrued expenses and other liabilities	1,094,872	54,841	32,872

Net cash used in operating activities	(9,793,412)	(1,836,111)	(165,830)
Investing activities
Unrealized loss on short-term investments	(48,302)	—	—
Purchases of property and equipment, net	(1,342,796)	(383,088)	(39,616)

Net cash used in investing activities	(1,391,098)	(383,088)	(39,616)
Financing activities
Proceeds from capital lease obligation	957,821	—	—
Proceeds from equipment loan	—	100,000	—
Principal payments on equipment loan and capital lease obligation	(181,433)	(19,444)	—
Proceeds from issuance (repurchase) of Common Stock to founder	—	(250)	990
Proceeds from exercise of Common Stock options	792,807	38,694	—
Proceeds from issuance of Series A Preferred Stock, net of issuance costs	—	—	1,003,071
Proceeds from issuance of Series B Preferred Stock, net of issuance costs	—	3,578,000	—
Proceeds from issuance of Series C Preferred Stock, net of issuance costs	31,736,225	—	—

Net cash provided by financing activities	33,305,420	3,697,000	1,004,061

Net increase in cash	22,120,910	1,477,801	798,615
Cash and cash equivalents at beginning of period	2,276,416	798,615	—

Cash and cash equivalents at end of period	$24,397,326	$2,276,416	$798,615

Supplemental disclosures of cash flow information
Cash paid for interest	$41,194	$4,519	$—

Stock options issued as compensation for services rendered	$1,265,358	$—	$—

Issuance of warrants in connection with capital lease and equipment loan	$24,000	$20,800	$—

See accompanying notes.

1.    The Company and Summary of Significant Accounting Policies

The Company

             FastForward Networks, Inc. (the “Company”) was incorporated on May 12, 1998 in Delaware. The Company specializes in the development of multi-streaming broadcast technologies. The Company has developed a multi-platform technology that can provide content distribution and service providers with high quality streaming media technology.

Basis of Presentation

             The Company has incurred operating losses to date and has an accumulated deficit of $19,980,768 as of September 30, 2000. The Company emerged from the development stage in September 2000. The Company's activities have been primarily financed through private placements of equity securities. The Company may need to raise additional capital through the issuance of debt or equity securities. Such financing may not be available on terms acceptable to the Company, if at all. On September 12, 2000, the Company signed a merger agreement with Inktomi Corporation, (“Inktomi”), a public company.

             The Company’s fiscal year end is December 31. For purposes of these financial statements, the financial statement presentation has been changed to reflect the balance sheet as of September 30 and the statements of operations and cash flows for the twelve-month periods ended September 30.

Use of Estimates

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

             Cash and cash equivalents consist of cash and highly liquid investments with insignificant interest rate risk and original maturities of three months or less at the date of purchase and are stated at cost, which approximate fair value. Cash equivalents consist principally of investments in short-term money market instruments.

Short-Term Investments

             Short-term investments consist principally of commercial paper and corporate notes with original maturities greater than 90 days and are stated at amounts that approximate fair market value. The Company accounts for its short-term investments in accordance with Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company classifies its short-term investments as available-for-sale. Available-for-sale investments are recorded at fair value with unrealized gains and losses reported in the statement of stockholders' equity.

Concentration of Credit Risk

             Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, short-term investments and accounts receivable. Cash and cash equivalents and short-term investments are deposited with two high-credit quality financial institutions. The balances are federally insured up to $100,000.

Accounts Receivable

             Accounts receivable consists of balances due from a limited number of customers. The Company markets, sells and grants credit to its customers without requiring collateral or third-party guarantees. To date, all of the Company's customers are companies who do business on the Internet. The Company monitors its exposure to credit losses. To date, the Company has not experienced any material losses with respect to its accounts receivable. For the twelve-month period ended September 30, 2000, one customer accounted for 78% of total revenues and one customer accounted for 22% of total revenues. One customer accounted for 100% of accounts receivable.

Property and Equipment

             Property and equipment consist primarily of computer equipment and leasehold improvements. Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of three years. Equipment under capital leases is amortized over the shorter of the estimated useful life or the life of the lease. Leasehold improvements are amortized over the term of the lease, which is typically five years.

Software Development Costs

             The Company accounts for software development costs in accordance with Financial Accounting Standards Board Statement (“FASB”) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, under which certain software development costs incurred subsequent to the establishment of technological feasibility are capitalized and amortized over the estimated lives of the related products. Technological feasibility is established upon completion of a working model. The period between technological feasibility and general release is relatively short and the software development costs have been charged to research and development expenses in the accompanying statements of operations.

             In March 1998, the American Institute of Certified Public Accounts issued Statement of Position (“SOP”) No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires that entities capitalize certain costs related to internal use software once certain criteria have been met. To date, the Company has not capitalized any costs related to SOP No. 98-1.

Revenue Recognition

             The Company licenses software under non-cancelable license agreements and provides services including training, consulting and maintenance, consisting of product support services and unspecified product upgrades.

             License revenues are recognized when a non-cancelable license agreement has been signed, the software product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed or determinable, collectibility is probable, and vendor-specific objective evidence exists to allocate the total fee to elements of the arrangement. In instances where no vendor-specific objective evidence exists and the only undelivered element is maintenance, revenue is recognized ratably over the term of the agreement. The Company's agreements with its customers and resellers do not contain product return rights. Revenues from maintenance, which consist of fees of ongoing support and product updates, are recognized ratably over the term of the contract, typically one year. Consulting revenues are primarily related to technological consulting services performed on a time-and materials basis under separate arrangements. Training revenues are generated from classes offered both on-site and at customer locations. Revenues from consulting and training services are recognized as the services are performed.

Stock-Based Compensation

             The Company accounts for employee stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion (“ APB”) No. 25, Accounting for Stock Issued to Employees, and has adopted the disclosure-only alternative of FASB No. 123, Accounting for Stock-Based Compensation.

Advertising Expense

             The cost of advertising is expensed as incurred. Advertising costs, which are included in sales and marketing expense, were approximately $101,000, $0 and $0 for the twelve month periods ended September 30, 2000, 1999 and from inception (May 12, 1998) to September 30, 1998, respectively.

Comprehensive Income (Loss)

             In September 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income and its components in the financial statements. The only item of other comprehensive loss that the Company currently reports is unrealized loss on investments, which is included in other comprehensive loss in the statements of stockholders' equity.

Income Taxes

             The Company accounts for income taxes in accordance with FASB Statement No. 109, Accounting for Income Taxes, which requires the use of the liability method in accounting for income taxes. Under FASB No. 109, deferred tax assets and liabilities are measured based on differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Net Loss Per Share

             Basic and diluted net loss per share information for all periods is presented under the requirement of FASB Statement No. 128, Earnings per Share . Basic earnings per share has been computed using the weighted-average number of shares of Common Stock outstanding during the period, less shares that may be repurchased, and excludes any dilutive effects of options, warrants, and convertible securities. Shares subject to repurchase will be included in the computation of earnings per share when the Company's commitment to repurchase these shares lapses.

             Pro forma net loss per share has been computed as described above and also gives effect, under Securities and Exchange Commission guidance, to the conversion of Preferred shares not included above that will automatically convert to Common shares upon completion of the Company's merger with Inktomi, a public company, using the if-converted method (Note 7).

             Diluted net loss per share reflects the potential dilution of securities by adding other Common Stock equivalents, including stock options, shares subject to repurchase, warrants and convertible Preferred Stock, to the weighted average number of Common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

             The calculation of historical and pro forma basic and diluted net loss per share is as follows:

	Twelve month period ended September 30,

	2000	1999	Period from (inception) May 12, 1998 to September 30, 1998

Net loss	$(17,898,855)	$(1,897,728)		$(184,185)
Basic and diluted:
Weighted-average shares of Common Stock outstanding	19,675,714	15,109,458		14,323,404
Less weighted-average shares subject to repurchase	11,038,415	12,623,555		14,323,404

Weighted-average shares used in computed basic and diluted net loss per share	8,637,299	2,485,903		—
Basic and diluted net loss per share	$(2.07)	$(0.76)	$	(—)

Pro forma:
Net loss	$(17,898,855)	$(1,897,128)		$(184,185)
Shares used above	8,637,299	2,485,903		—
Pro forma adjustment to reflect weighted effect of assumed conversion of convertible Preferred Stock	13,164,104	8,286,515		2,138,794

Shares used in computing pro forma basic and diluted net loss per share	21,801,403	10,772,418		2,138,794
Pro forma basic and diluted net loss per share	$(0.82)	$(0.18)		$(0.09)

Recent Accounting Pronouncements

             In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Financial Instruments and for Hedging Activities. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities—Deferral of the Effective Date of FASB Statement 133—an Amendment of FASB Statement 133.

SFAS No. 133 is effective for fiscal years beginning after June 15, 2000 and requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending upon whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. The ineffective portion of all hedges will be recognized in earnings. We do not expect the adoption of SFAS No. 133 to have a material impact on financial position or results of operations.

             In September 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements . SAB No. 101 provides guidance on the recognition, presentation, and disclosure of revenue in financial statements of all public registrants. Any change in the Company's revenue recognition policy resulting from the interpretation of SAB No. 101 would be reported as a change in accounting principle in the quarter ending December 31, 2000. While the Company has not fully assessed the impact of the adoption of SAB No. 101, management believes that implementation of SAB No. 101 will not have a material adverse impact on their existing revenue recognition policies or their reported results of operations.

             In March 2000, the Emerging Issues Task Force of the FASB (“EITF”) reached consensus on Issue No. 00-2, Accounting for Website Development Costs. EITF No. 00-2 establishes how an entity should account for costs incurred to develop a website. It requires that an entity capitalize costs during the web application and infrastructure and graphics development stages of development. The consensus is effective for all costs incurred beginning after June 30, 2000. The Company adopted EITF No. 00-2 in the period ended September 30, 2000 and there was no material impact on the reported results of operations.

2.    Property and Equipment

             Property and equipment consist of the following:

	September 30,

	2000	1999

Computer equipment	$1,233,836	$184,904
Furniture and fixtures	313,988	49,295
Office equipment	38,139	38,139
Leasehold improvements	179,536	150,365

	1,765,499	422,703
Less accumulated depreciation and amortization	(290,979)	(37,690)

	$1,474,520	$385,013

             Fixed assets under capital lease obligations were $893,706 and none at September 30, 2000 and 1999, respectively. Depreciation and amortization expenses related to property and equipment and leasehold improvements under capital lease obligations were $148,509, none and none for the period ended September 30, 2000, 1999 and for the period from inception (May 12, 1998) to September 30, 1998, respectively.

3.    Commitments

             In April 1999, the Company obtained an equipment term loan from a financial institution that allows borrowings of up to $500,000 at the prime rate plus 0.5 percent (10 percent at September 30, 2000). Borrowings under the agreement are collateralized by the purchased equipment. At September 30, 2000, the Company had outstanding borrowings of $44,444 under the term loan.

             The total outstanding principal balance due under the equipment loan as of September 30, 2000:

2001	$33,333
2002	11,111

$44,444

             In October 1999, the Company entered into a capital lease obligation with a lender for the purchase of computer equipment and leasehold improvements that is secured by certain assets of the Company. The capital lease bears interest at 7.50% per annum.

             The Company leases certain facilities and equipment under noncancelable operating leases. Certain of the Company’s facility leases provide for periodic rent increases based on the general rate of inflation. Future minimum lease payments under capital and operating leases as of September 30, 2000:

	Capital Leases	Operating Leases

2001	$354,125	$494,759
2002	354,125	388,590
2003	183,609	379,750
2004	—	253,167

Total minimum lease payments	891,859	$1,516,266

Less amount representing interest	(79,359)

Present value of minimum lease payments	812,500

Less current portion	(305,296)

	$507,204

             Rent expense was $387,000, $134,000 and $11,000 for the twelve month periods ended September 30, 2000 and 1999 and for the period from inception (May 12, 1998) to September 30, 1998, respectively.

4.    Stockholders’ Equity

Stock Split

             In July 2000, the Board of Directors approved a two-for-one split of its Common and Preferred Stock. All references in the financial statements to number of shares, per share amounts, stock option data and fair value of the Company's Common and Preferred Stock have been restated for the effect of the stock split.

Common Stock Issued to Founders

             In June 1998, the Company issued 19,800,000 shares of Common Stock respectively, to the founders at $0.0001 per share, which the Company determined to be the fair value of the Common Stock upon the formation of the Company. These Common shares are subject to repurchase rights which allow the Company to repurchase the shares at $0.0001 per share in the event of termination of employment, death or disability, and which generally expire 25% after the first year and ratably over three years thereafter. In accordance with a settlement, the Company did not exercise its repurchase rights on 1,600,000 shares of Common Stock issued to a cofounder who terminated his employment with the Company in February 1999. As a result, the Company recorded compensation expense considering the fair value of Common Stock as determined by the Board of Directors in February 1999. The remaining 1,600,000 shares were fully vested. At September 30, 2000, 5,775,007 shares of Common Stock issued to Founders were subject to repurchase.

             Pursuant to an amended Stock Purchase Agreement between the Company and the two founders of the Company dated as of March 1, 1999, upon the consummation of the merger with Inktomi, the repurchase feature will lapse on a significant portion of the founder shares.

Common Stock

             As of September 30, 2000, the Company had reserved shares of Common Stock for future issuance as follows:

Stock option plan:
Options outstanding	1,232,972
Options available for future grants	369,998
Convertible Preferred Stock	15,028,444
Warrants outstanding	148,000

16,779,414

Convertible Preferred Stock

             Preferred Stock as of September 30, 2000 consisted of the following:

	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference

Series A	4,200,000	4,100,000	$1,025,000
Series B	7,400,000	7,200,000	3,600,000
Series C	4,220,000	3,728,444	31,807,356
Undesignated	180,000	—	—

Total	16,000,000	15,028,444	$36,432,356

             Under the Company’s Articles of Incorporation, Preferred Stock is issuable in series and the Board of Directors is authorized to determine the rights, preferences, and terms of each series.

  Dividends

             The holders of Series A, Series B and Series C Preferred Stock, in preference to the holders of Common Stock of the Company, are entitled to receive dividends at the rate of $0.02, $0.04 and $0.68 per annum on each outstanding share of Series A, Series B and Series C Preferred Stock, respectively, as adjusted for any stock dividends, combinations or splits with respect to such shares. Dividends are payable to the Preferred Stockholders in preference and priority to any payment of any dividend on Common Stock of the Company. Such dividends are noncumulative and are payable only when and if declared by the Board of Directors, but only out of funds that are legally available. No dividends have been declared or paid as of September 30, 2000.

  Conversion

             Each share of Preferred Stock is convertible into an equal number of fully paid and nonassessable shares of Common Stock. The conversion rate is subject to adjustment from time to time. Additionally, conversion is automatic upon the closing of a qualified public offering of Common Stock with net proceeds of at least $15,000,000. Upon the consummation of the merger with Inktomi, the outstanding Preferred Stock will automatically convert into Common Stock of the Company on a one-to-one basis.

  Liquidation Rights

             In the event of any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the holders of Preferred Stock are entitled to receive prior, and in preference, to any distribution of any of the assets of the Company to holders of Common Stock by reason of their ownership. The liquidation rights will be an amount per share equal to $0.25, $0.50 and $8.531 for the Series A, Series B Series C Preferred Stock, respectively, plus any declared but unpaid dividends with respect to such shares. After full payment of the liquidation preference of the Preferred Stockholders, any remaining assets of the Company legally available shall be distributed among the holders of the Common Stock on a pro rata basis based upon the number of shares of Common Stock at the time of distribution.

  Voting

             The holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock can be converted.

Stock Warrants

             At September 30, 2000, warrants to purchase 80,000 shares of Series B Preferred Stock of the Company were granted in connection with the capital lease obligations at an exercise price per share of $0.50. At September 30, 1999, warrants to purchase 68,000 shares of Series B Preferred Stock of the Company at an exercise price per share of $0.50 were granted in connection with a line of credit facility. The warrants were fully vested and exercisable upon grant.

             The valuation attributable to these warrants was calculated using the Black-Scholes valuation model with the following weighted-average assumptions: assumed dividend rate of 0%, a risk-free interest rate of 6.0%, 70% volatility, and an estimated life of 7 years. The deemed fair value associated with the 2000 warrants was calculated as $24,000 and is recorded as debt issuance cost in other long-term assets and an increase in convertible Preferred Stock. The debt issuance cost is being amortized over the life of the related debt as additional interest. In 2000, $17,000 was charged to interest expense related to these warrants. The deemed fair value associated with the 1999 warrants was calculated as $20,800 and amortized over the life of the related debt as additional interest cost. In 1999, $7,000 was charged to interest expense related to these warrants.

             Upon the consummation of the merger, at the election of the holder of warrants issued to financial institutions in 1999, the Company shall purchase the warrants for an amount equal to the fair market value of the warrants as if they were converted immediately before the consummation of the merger less the warrant price of the shares. As of the date of the financial statements, the holders of the warrants have not made any election for a repurchase.

Stock Options

             In September 1998, the Company adopted the 1998 Incentive Stock Option Plan (the “Plan”), under which 9,000,000 shares of Common Stock are reserved for the issuance of incentive stock options (“ISOs”) or nonstatutory Stock options (“NSOs”) to eligible participants. The ISOs may be granted at a price per share not less than the fair market value at the date of grant. The NSOs may be granted at a price per share not less than 85 percent of the fair market value at the date of grant. Options granted are immediately exercisable and any unvested shares are subject to repurchase. Options granted generally vest over a period of up to 4 years, with a maximum term of 10 years. Upon termination of an employee, the Company has the right to repurchase at the original purchase price any unvested (but issued) Common Stock. As of September 30, 2000, 6,108,644 outstanding Common shares are subject to such repurchase rights. Common shares purchased under the Plan are subject to certain restrictions, including the right of first refusal by the Company for sale or transfer of these shares to outside parties. The Company’s right of first refusal terminates upon completion of an initial public offering of Common Stock.

             A summary of the Company’s Stock option activity under the Plan since May 12, 1998 (inception) is as follows:

	Outstanding Options

	Number of Shares	Weighted- Average Exercise Price per Share

Granted	1,122,000	$ 0.025

Outstanding at September 30, 1998	1,122,000	0.025
Granted	2,440,858	0.044
Exercised	(1,580,000)	0.011
Canceled	(80,000)	0.050

Outstanding as of September 30, 1999	1,902,858	0.047
Granted	5,783,144	0.416
Exercised	(5,905,030)	0.135
Canceled	(548,000)	0.129

Outstanding as of September 30, 2000	1,232,972	$ 1.323

             At September 30, 2000, 8,895,349 shares of Common Stock were vested at a weighted-average purchase price of $0.006 per share and options to purchase 369,998 shares of Common Stock were available for future grants.

             The following table summarizes information with respect to stock options outstanding at September 30, 2000:

	Outstanding and Exercisable

Price	Number of Shares	Weighted- Average Exercise Price per Share	Weighted-Average Remaining Contractual Life (Years)

$ 0.05 – $0.84	85,716	0.05	9.02
0.85 – 1.50	1,062,256	1.13	9.83
1.51 – 5.00	85,000	5.00	9.93

	1,232,972

Deferred Stock Compensation

             The Company recorded deferred stock compensation of approximately $50,407,000 during the twelve month period ended September 30, 2000 representing the difference between the exercise price and the deemed fair value for financial accounting purposes of the Company's Common Stock on the date the stock options were granted. Due to the insignificant difference in 1999 and 1998, the Company did not record any deferred compensation expense in 1999 and 1998. In the absence of a public market for the Company's Common Stock, the deemed fair value was based on the price per share of recent Preferred Stock financings and the price determined at the closing of the merger with Inktomi. These amounts are being amortized by charges to operations over the vesting periods of the individual stock options. Such amortization amounted to approximately $5,949,000 for the twelve-month period ended September 30, 2000. The expected annual amortization for stock options granted through September 30, 2000, (assuming no cancellations) for the twelve-month period ending September 30 for each of the next four years will be as follows:

2001	$12,592,000
2002	12,592,000
2003	12,592,000
2004	6,682,000

$44,458,000

Options Issued to Consultants

             The Company granted options to purchase 550,978, 42,858 and 140,000 shares of Common Stock to consultants at an exercise price ranging from $0.02 to $1.50 per share in the twelve months ended September 30, 2000 and 1999 and for the period from inception (May 12, 1998) to September 30, 1998, respectively. These options were granted in exchange for consulting services rendered. The Company determined the fair value of these options using the Black-Scholes valuation method with the following assumptions: weighted-average contractual life from two to ten years, 70% volatility, a risk free interest rate of 6.0% and no dividend yield. The fair value of these options was estimated to be from $0.02 to $8.19 per share. Due to the insignificant expense in 1999 and 1998, the Company did not record any amount to expense. In 2000, the Company recorded $1,265,358 as an expense that is included in general and administrative expense.

Pro Forma Disclosure of the Effect of Stock-Based Compensation

             Pro forma information regarding results of operations and net loss per share is required by FASB No. 123, which also requires that the information be determined as if the Company had accounted for its employee stock options under the fair value method of FASB No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions: a risk-free interest rate of 6.0%, no dividend yield, a weighted average expected life of the option of 5 years and a volatility factor of 70% for the twelve month period ended September 30, 2000. Due to the insignificant expense in 1999 and 1998, no pro forma information is presented for those periods.

             Had compensation expense for the Company's stock-based compensation plans been determined using the fair value at the grant dates for awards under those plans calculated using the minimum value method of FASB No. 123, the Company's net loss and pro forma basic and diluted net loss per share would have been increased to the pro forma amounts indicated below:

Twelve month period ended September 30, 2000

Pro forma net loss	$17,932,173
Pro forma basic and diluted net loss per share	$(2.08)

5.    Income Taxes

             There has been no provision for U.S. federal or state income taxes for any period as the Company has incurred operating losses in all periods.

             Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets at September 30, 2000 and 1999, are as follows:

	September 30,

	2000	1999

Net operating loss carryforwards	$5,308,000	$653,000
Research credit carryforwards (federal and state) and other	352,000	236,000

Total deferred tax assets	5,660,000	889,000
Valuation allowance	(5,660,000)	(889,000)

Net deferred tax assets	$—	$—

             Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $4,771,000 and $804,000 during the period ended September 30, 2000 and 1999, respectively.

             At September 30, 2000, the Company has net operating loss carryforwards for federal income tax purposes of approximately $13,270,000. The net operating loss and research credit carryforwards will expire at various dates beginning in 2018 and 2020, if not utilized. The Company also had net operating loss carryforwards for state income tax purposes of approximately $13,270,000 expiring in the year 2006.

             Utilization of the Company’s net operating loss carryforwards may be subject to a substantial annual limitation due to the “change in ownership” provision of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of the net operating loss carryforwards before utilization.

6.    Employee Benefit Plan

             The Company has a 401(k) plan that allows eligible employees to contribute up to 15% of their pretax salary, subject to annual limits. Contributions by the Company are at the discretion of the Board of Directors. No discretionary contributions have been made by the Company to date.

7.    Subsequent Events

  Proposed Merger with Inktomi Corporation

             In September 2000, the Board of Directors authorized the Company to proceed with a merger with Inktomi Corporation. The merger was consummated on October 30, 2000 and all of the outstanding Preferred Stock and Common Stock of the Company automatically converted to 12,000,000 shares of Common Stock of Inktomi. The companies plan to account for the merger under the pooling-of-interests method. The Company is committed to pay $200,000 of third party merger expenses all of which have been accrued in the financial statements at September 30, 2000. The remaining merger costs shall be borne by the Company’s stockholders.

             In October 2000, the Company entered into two new lease agreements for additional space in San Francisco and in San Diego, California. The lease terms range from two to five years from date of occupancy. As part of the lease agreements, the Company has provided $1,600,000 as a security deposit. Future minimum payments under these operating leases total approximately $3,800,000.

             In October 2000, the Company repaid the equipment loan with Silicon Valley Bank in full.